Exhibit 4.8

EXECUTION COPY

$200,000,000

STANDARD AERO HOLDINGS, INC.

8 1/4% Senior Subordinated Notes due 2014

Purchase Agreement

August 17, 2004

J.P. Morgan Securities Inc.
Lehman Brothers Inc.
   As Representatives of the
   several Initial Purchasers listed
   in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

     Standard Aero Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $200,000,000 principal amount of its 8 1/4% Senior Subordinated Notes due 2014 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of August 20, 2004 (the “Indenture”) among the Company, (as later supplemented by a supplemental indenture (the “Supplemental Indenture”) entered into by the subsidiary guarantors listed in Schedule 3 hereto (the “Guarantors”)) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior subordinated basis by each of the Guarantors (the “Guarantees”).

     Pursuant to a purchase agreement dated as of July 5, 2004 (the “DSAG Purchase Agreement”), by and between Meggitt plc (“Meggitt”), Doughty Hanson & Co. Limited (the “Seller”), the Company and others, among other things, (a) Meggitt will purchase the outstanding capital stock of Dunlop Standard Aerospace Group Limited (“Dunlop”) from the Seller (the “DSAG Acquisition”) and (b) concurrently with the DSAG Acquisition, Standard Aero Acquisition Holdings, Inc. (“Holdings”), a newly formed domestic entity controlled by The Carlyle Group (together with its affiliates, the “Sponsor”), through its wholly owned subsidiary, the Company, will acquire (the “Acquisition”) from Meggitt, pursuant to a purchase agreement dated as of July 5, 2004 (the “ERO Purchase Agreement”), the engine repair and overhaul business of Dunlop consisting of all of the issued and outstanding common stock or other equity interests of Dunlop Standard Aerospace (U.S.) Inc., Standard Aero Inc., Dunlop Aerospace Parts Inc., Standard Aero (San Antonio) Inc., Standard Aero (Alliance) Inc., Dunlop Standard Aerospace (Nederland) BV, Standard Aero BV, Standard Aero Limited, Standard Aero de Mexico S.A. de CV, Standard Aero (Asia) Pte Limited and Standard Aero (Australia) Pty Limited (such entities being referred to collectively as the “Acquired Business”). Collectively, the DSAG Purchase Agreement, the ERO

Purchase Agreement and the Separation Agreement, dated as of July 5, 2004, among Meggitt Acquisition Limited, Meggitt plc and Standard Aero Holdings, Inc. are referred to herein as the “Acquisition Agreement.” The Company proposes to finance the Acquisition and any related premiums, fees and expenses from the following sources: (1) $212,000,000 in equity of Holdings issued to the Sponsor, which will be contributed as equity to the Company, (the “Equity Contribution”) (2) $325,000,000 from a term loan facility to be entered into with a syndicate of financial institutions, which syndicate will also extend a $50,000,000 revolving credit facility (none of which is expected to be drawn at the time of the closing of the Acquisition) (the “Senior Credit Facility” and, together with any other documents, agreements or instruments delivered in connection therewith, the “Senior Credit Facility Documentation”), and (3) cash proceeds from the issuance of $200,000,000 aggregate principal amount of the Securities. References herein to the “Transaction” shall include the Acquisition, the financings described above and all other transactions related to the Acquisition.

     On or prior to the Closing Date (as defined below), the Company will execute an escrow agreement, in the form and substance to be agreed between the Company and the Initial Purchasers, which shall conform in all material respects with the description thereof included in the Offering Memorandum (the “Escrow Agreement”), and will direct the deposit in an escrow account (the “Escrow Account) with J.P. Morgan Trust Company, NA, as escrow agent (the “Escrow Agent”), by the Initial Purchasers of the gross proceeds of the offering of the Securities ($200,000,000), and will direct the deposit to the Escrow Account of an additional $4,766,667 (to be provided either through a letter of credit with terms and conditions reasonably satisfactory to the Initial Purchasers, with the proceeds of the Equity Contribution, or with other funds provided by The Carlyle Group and its affiliates), such that the escrowed funds (the “Escrow Funds”) are in an amount sufficient to redeem the Securities at a price equal to the issue price of the Securities, plus accrued and unpaid interest to October 4, 2004, and to pay an amount equal to 50% of the Initial Purchasers’ Commission (as defined below) (such additional amount, the “Additional Escrow Amount”), in the event that the Acquisition is not consummated on or prior to September 30, 2004 or if the Acquisition Agreement is terminated in accordance with its terms prior to such date. The Escrow Agreement shall provide that the Escrowed Funds shall only be released and paid out pursuant to the terms of the Escrow Agreement.

     Upon consummation of the Acquisition (such time, the “Acquisition Closing”), each subsidiary of the Company listed on Schedule 3 hereto and which is required to be a Guarantor under the Indenture will (i) enter into a joinder agreement to this Agreement, the form of which is attached hereto as Exhibit A (the “Joinder Agreement”), pursuant to which it will become a party to this Agreement, (ii) enter into a joinder agreement to the Registration Rights Agreement (as defined below), (the “Joinder to the Registration Rights Agreement”) the form of which is attached hereto as Exhibit B-2, pursuant to which it will become a party to the Registration Rights Agreement (as defined below) and (iii) enter into the Supplemental Indenture, a form of which is attached to the Indenture, pursuant to which each Guarantor will become a party to the Indenture.

     The representations, warranties and agreements herein of and relating to each of the Guarantors shall not become effective until the Acquisition Closing, at which time such representations, warranties and agreements shall become effective pursuant to the terms of the Joinder Agreement and thereafter all representations, warranties, agreements and obligations of the Company and the Guarantors hereunder shall be joint and several.

     The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated August 9, 2004 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering

Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.

     Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

     Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

     The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

     1. Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 100.00% of the principal amount thereof plus accrued interest, if any, from August 20, 2004 to the Closing Date. The Initial Purchasers’ Commission with respect to the Securities shall equal 2.75% of the aggregate principal amount of the Securities. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

     (b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Offering Memorandum (the “Initial Offering”). Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

     (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

     (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

     (iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of the Initial Offering except:

     (A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

     (B) in accordance with the restrictions set forth in Annex A hereto.

     (c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(g) and 5(h), counsel for the Company and the Guarantors and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.

     (d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

     2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York, at 10:00 A.M., New York City time, on August 20, 2004, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

     (b) Delivery of the Securities by the Company shall be made to the Initial Purchasers against payment of the purchase price by the Initial Purchasers, subject to the deposit of the Additional Escrow Amount in the Escrow Account; and payment for the Securities by the Initial Purchasers shall be made against delivery to the Initial Purchasers of the Securities as set forth below and effected by wire transfer of immediately available funds to the Escrow Account. In the event the Acquisition is consummated and the Escrow Funds are released pursuant to the terms of the Escrow Agreement, the Company will direct the Escrow Agent to pay to the Initial Purchasers 100% of the Initial Purchasers’ Commission. In the event of a Special Mandatory Redemption, the Company will direct the Escrow Agent to pay to the Initial Purchasers the Initial Purchasers’ Special Redemption Commission equal to 50% of the Initial Purchasers’ Commission in accordance with the Escrow Agreement.

     (c) Payment for the Securities shall be made by wire transfer in immediately available funds to the Escrow Account against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes, if any, payable in connection with the sale of the Securities duly paid by the Company. Upon delivery, the Securities shall be registered in such names and in such denominations as the Representatives shall have requested in writing not less than one full business day prior to the Closing Date. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

     3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that (it being acknowledged and agreed that, unless the context indicates otherwise and subject to the fifth paragraph of this Agreement, all representations and warranties that relate to the Company and its subsidiaries, or the Company and the Guarantors, shall be deemed to relate to the Company and its subsidiaries, or the Company and the Guarantors, after giving effect to the Acquisition Closing):

     (a) Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum.

     (b) Financial Statements.

     (i) Prior to the consummation of the Acquisition, the Company conducts no operations and does not own any material assets, other than funds used to consummate the Acquisition.

     (ii) The historical financial statements and the related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum present fairly the financial position of the Acquired Business as of the dates indicated and the results of its operations and the changes in their cash flows for the periods specified. Such historical financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby.

     (iii) The summary and selected financial data set forth in the Offering Memorandum under the captions “Summary—Summary historical and pro forma combined financial information”, “Capitalization”, “Selected historical combined financial data”, “Unaudited pro forma combined financial information”, and “Management’s discussion and analysis of financial condition and results of operations” and the other financial information included in the Preliminary Offering Memorandum and the Offering Memorandum have been derived from the accounting records of the Acquired Business and fairly present in all material respects the information set forth therein on the basis stated in the Preliminary Offering Memorandum and the Offering Memorandum.

     (iv) The pro forma financial information and the notes related thereto included in the Preliminary Offering Memorandum and the Offering Memorandum under the heading “Unaudited Pro Forma Combined Financial Data” present fairly the information shown therein and, with the exception of the inclusion of the pro forma financial data for the twelve months ended June 30, 2004, have been prepared in all material respects in accordance with the requirements of Regulation S-X promulgated under the Exchange Act. The assumptions underlying such pro forma financial information are reasonable and are set forth in the Preliminary Offering Memorandum and the Offering Memorandum and the adjustments used therein are appropriate in all material respects to give effect to the transactions or circumstances referred to therein.

     (c) No Material Adverse Change. Since the date of the most recent financial statements of the Acquired Business included in the Preliminary Offering Memorandum and the Offering Memorandum, (i) there has not been any change in the capital stock or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial position, or results of operations of the Company and its subsidiaries, taken as a whole after giving effect to the consummation of the Acquisition; (ii) neither the Company nor the Acquired Business has entered into or currently intends to enter into any transaction or agreement that is material to the Company or the Acquired Business taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company or the Acquired Business taken as a whole; and (iii) neither the Company nor the Acquired Business has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Preliminary Offering Memorandum and the Offering Memorandum.

     (d) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing (to the extent such qualification exists) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (to the extent such qualification exists) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except in each case, where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position, or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 2 to this Agreement.

     (e) Capitalization. As of the Closing Date, all the outstanding shares of capital stock or other equity interests of the Company will have been duly authorized and validly issued, will be fully paid and non-assessable, and as of the Acquisition Closing, all the outstanding shares of capital stock or other equity interests of each of the Company’s subsidiaries will have been duly and validly authorized and issued, will be fully paid and non-assessable and will be owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except for those created pursuant to the Senior Credit Facility Documentation.

     (f) Due Authorization. (i) The Company has full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture (including the Supplemental Indenture), the Exchange Securities, the Escrow Agreement, the Joinder Agreement, the Registration Rights Agreement and the Joinder to the Registration Rights Agreement (collectively, the “Offering Documents”) and the Senior Credit Facility Documentation (together with the Offering Documents, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; and (ii) each of the Guarantors has full right, power and authority to execute and deliver this Agreement, the Securities, the Supplemental Indenture and each Guarantee set forth therein, the Exchange Securities, the Joinder Agreement, the Registration Rights Agreement and the Joinder to the Registration Rights Agreement and the Senior Credit Facility Documentation and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken, as of or prior to the Acquisition Closing with respect to the Guarantors, all action required to be taken for the due and proper authorization, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby will have been duly and validly taken.

     (g) The Indenture. On or prior to the Closing Date with respect to the Company, and or prior to the Acquisition Closing with respect to the Guarantors, the Indenture (and, in the case of the Guarantors, the Supplemental Indenture) will have been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and by an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”); and as of each of the Closing Date and the Acquisition Closing, the Indenture (including as supplemented by the Supplemental Indenture) will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder; provided that it is understood and agreed that no qualification under the Trust Indenture Act is required in connection with the offer and sale of the Securities pursuant to this Agreement.

     (h) The Securities and the Guarantees. On or prior to the Closing Date, the Securities will have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, in each case subject to the Enforceability Exemptions; and on or prior to the Acquisition Closing, the Guarantees will have been duly authorized by each of the Guarantors and, when the Supplemental Indenture has been duly executed, authenticated, issued and delivered, as provided in the Supplemental Indenture and the Indenture, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, and will be entitled to the benefits of the Indenture, in each case subject to the Enforceability Exceptions,

     (i) The Exchange Securities. On the Closing Date with respect to the Company, and as of the Acquisition Closing with respect to the Guarantors, the Exchange Securities (including the related guarantees) will have been duly authorized by the Company and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement and the Indenture, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, and will be entitled to the benefits of the Indenture subject to the Enforceability Exceptions,.

     (j) The Escrow Agreement. On or prior to the Closing Date, the Escrow Agreement will have been duly authorized by the Company and, when duly executed and delivered by the Company assuming due authorization, execution and delivery by the Escrow Agent, the Escrow Agreement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; and the Escrow Agreement will conform, when executed and delivered, in all material respects to the description thereof contained in the Offering Memorandum.

     (k) Purchase Agreement and Registration Rights Agreement. This Agreement has been duly authorized, executed and delivered by the Company; and on or prior to the Closing Date with respect to the Company, and as of the Acquisition Closing with respect to the Guarantors, the Registration Rights

Agreement will have been duly authorized by the Company and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

     (l) Joinder Agreement. As of the Acquisition Closing, the Joinder Agreement, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Guarantors thereto, enforceable against each of the Guarantors party thereto in accordance with its terms, subject to the Enforceability Exceptions.

     (m) Joinder to the Registration Rights Agreement. As of the Acquisition Closing, the Joinder to the Registration Rights Agreement, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Guarantors thereto, enforceable against each of the Guarantors party thereto in accordance with its terms, subject to the Enforceability Exceptions.

     (n) Other Transaction Documents. On or prior to the Acquisition Closing, the Senior Credit Facility Documentation will have been duly authorized by the Company and, to the extent a party thereto, its subsidiaries and, when executed and delivered in accordance with their terms by the Company and, to the extent a party thereto, its subsidiaries, will constitute a valid and legally binding agreement of the Company and, to the extent a party thereto, its subsidiaries, enforceable against the Company and, to the extent a party thereto, its subsidiaries in accordance with their respective terms, subject to the Enforceability Exceptions.

     (o) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

     (p) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

     (q) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, except for those created under the Escrow Agreement or the Senior Credit Facility Documentation, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

     (r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for (i) the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, (ii) the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and (iii) the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (x) which shall have been obtained or made on or prior to the Closing Date, (y) as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities (including the related guarantees) under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement and (z) with respect to clauses (i) and (iii), where failure to obtain such consents, approvals, authorizations, orders and registrations or qualifications would not individually or in the aggregate, have a material adverse effect on the transactions contemplated by the Transaction Documents or have a Material Adverse Effect.

     (s) Legal Proceedings. Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company and each of the Guarantors, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

     (t) Independent Auditors. PricewaterhouseCoopers LLP, who have audited and reviewed certain financial statements of the Acquired Business, are independent public accountants with respect to the Company and the Acquired Business within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

     (u) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those liens (i) created to secure obligations under the Senior Credit Facilities; (ii) that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; or (iii) that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (v) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures)

necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others except where such conflict or failure to own or possess such rights could not reasonably be expected to have a Material Adverse Effect.

     (w) Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

     (x) Taxes. The Company and its subsidiaries have paid all federal and state taxes and filed all federal and state tax returns required to be paid or filed through the date hereof and have paid all material local and foreign taxes and filed all material local and foreign tax returns required to the paid or filed through the date hereof; and except as otherwise disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets and for which adequate reserves, in conformity with GAAP, have not been established.

     (y) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Preliminary Offering Memorandum and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course except where failure to possess the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (z) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and each of its subsidiaries, is contemplated or threatened.

     (aa) Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply with, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

     (bb) Compliance With ERISA. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its subsidiaries for employees or former employees of the Company or any of its subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan (excluding transactions effected pursuant to a statutory or administrative exemption) which has not been remedied; and no such plan is subject to Title IV of ERISA.

     (cc) Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (dd) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

     (ee) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of it subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (ff) Solvency. On and immediately after the Acquisition Closing, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.

     (gg) No Restrictions on Subsidiaries. No subsidiary of the Company is prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company except as otherwise disclosed in the Offering Memorandum.

     (hh) No Broker’s Fees. Except with respect to the Engagement Letter dated as of June 15, 2004, by and among Standard Aero Acquisition Holdings, Inc., Standard Aero Holdings, Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and Credit Suisse First Boston, neither the Company nor any Guarantor is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

     (ii) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

     (jj) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

     (kk) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

     (ll) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex A hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

     (mm) No Stabilization. Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

     (nn) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

     (oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

     (pp) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Preliminary Offering Memorandum or the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

     4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

     (a) Delivery of Copies. The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

     (b) Amendments or Supplements. Before making or distributing any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed amendment or supplement for review, and will not distribute any such proposed amendment or supplement to which the Representatives reasonably object.

     (c) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the Initial Offering of the Securities as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

     (d) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the Initial Offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

     (e) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

     (f) Clear Market. During the period from the date hereof through and including the date that is 180 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year (which, in any case, shall exclude the Exchange Securities and borrowings under the Senior Credit Facilities).

     (g) Use of Proceeds. The Company will apply in all material respects the net proceeds from the sale of the Securities as described in the Offering Memorandum under the heading “Use of Proceeds”.

     (h) Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (i) PORTAL and DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

     (j) No Resales by the Company. Until the issuance of the Exchange Securities, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

     (k) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

     (l) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

     (m) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

     (n) Special Covenants of the Guarantors. Upon the Acquisition Closing, each subsidiary of the Company that is required to be a Guarantor under the Indenture shall become a party to (i) this Agreement by executing and delivering the Joinder Agreement, (ii) the Registration Rights Agreement by executing and delivering the Joinder to the Registration Rights Agreement and (iii) the Indenture by executing and delivering the Supplemental Indenture.

     (o) Latham & Watkins Opinion Delivery upon Acquisition Closing. Upon the Acquisition Closing, the Company shall cause Latham & Watkins LLP, as counsel for the Company and the Guarantors, to furnish their written opinion addressed to the Initial Purchasers and dated the date on which the Acquisition is consummated, in the form attached hereto as Annex D-2.

     (p) Opinion of Special Canadian Counsel upon Acquisition Closing. Upon the Acquisition Closing, the Company shall cause each of Stikeman & Elliot LLP and Stewart McKelvey Stirling Scales, as special Canadian counsel for the Company and the Guarantors, to furnish their written opinions addressed to the Initial Purchasers and dated the date on which the Acquisition is consummated, each in a form to be mutually agreed upon and substantially to the effect as set forth in Annex D-3.

     (q) Opinion of Special Dutch Counsel upon Acquisition Closing. Upon the Acquisition Closing, the Company shall cause Nauta Dutilh, as special Dutch counsel for the Company and the Guarantors, to furnish their written opinion addressed to the Initial Purchasers and dated the date on which the Acquisition is consummated, in a form to be mutually agreed upon and substantially to the effect as set forth in Annex D-3.

     (r) Good Standing Certificates. Upon the Acquisition Closing, the Company shall provide to the Initial Purchasers at the Acquisition Closing, satisfactory evidence of the good standing of each of the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Initial Purchasers may reasonably request, in each case in writing or by any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

     (s) Payment of Initial Purchasers’ Commission. Upon the Acquisition Closing, the Company shall, on the date of the consummation of the Acquisition, pay the Initial Purchasers’ Commission as provided under Section 2(b) of this Agreement.

     (t) Guarantor Certificates. Upon the Acquisition Closing, the Guarantors shall provide to the Initial Purchasers certificates in the forms attached hereto as Annex B-2 and C-2.

     5. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

     (a) Representations and Warranties. The representations and warranties of the Company (including, without limitation, those relating to the Acquired Business) contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

     (b) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(c) hereof shall have occurred or shall exist, which event or condition is not described in the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which, in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

     (d) Officers’ Certificates. The Representatives shall have received (i) on and as of the Closing Date a certificate of the chief executive officer and the president of the Company in form and substance satisfactory to the Representatives, substantially to the effect set forth in Annex B-1 hereto and (ii) on the date hereof and as of the Closing Date, a certificate with respect to certain financial data contained in the Preliminary Offering Memorandum and the Offering Memorandum, providing “management comfort” with respect to such information to the extent PricewaterhouseCoopers LLC is unable to provide such comfort, substantially to the effect set forth in Annex B-3 hereto; provided that the certificate delivered on the Closing Date shall use a “cut-off” date that is the same as the cut-off date as the bring-down comfort letter delivered pursuant to clause 5(f).

     (e) Secretary’s Certificates. The Representatives shall have received on and as of the Closing Date a certificate of the secretary or assistant secretary of the Company, such certificate in form and substance satisfactory to the Representatives, substantially to the effect set forth in Annex C-1, hereto.

     (f) Comfort Letters of PricewaterhouseCoopers LLP. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representatives as representatives of the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives and PricewaterhouseCoopers LLP, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

     (g) Opinion of Counsel for the Company and the Guarantors. Latham & Watkins LLP shall have furnished to the Initial Purchasers its written opinions and 10b-5 negative assurance letter, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D-1 hereto.

     (h) Opinion of Counsel for the Initial Purchasers. The Initial Purchasers shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

     (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date and as of the Acquisition Closing, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

     (j) Good Standing. The Representatives shall have received on and as of a date within 5 days of the Closing Date satisfactory evidence of the good standing of the Company and the Acquired Businesses in their respective jurisdictions of organization and its good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

     (k) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

     (l) Escrow Agreement. The Initial Purchasers shall have received counterparts of the Escrow Agreement which shall have been executed and delivered by a duly authorized officer of each of the Company and the Escrow Agent.

     (m) PORTAL and DTC. The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

     (n) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

     (o) Escrow Deposit. The Additional Escrow Amount shall have been deposited in the Escrow Amount.

     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

     6. Indemnification and Contribution.

     (a) Indemnification of the Initial Purchasers. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering

Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein; provided that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with the provisions of Section 4(a) hereof.

     (b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the third paragraph, the fifth and sixth sentences of the eighth paragraph and tenth paragraph under the caption “Plan of distribution” set forth in the Offering Memorandum.

     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice the Indemnified Person to the Indemnified Person of its election to assume the defense of such claim or action, the Indemnifying Person will not be liable to the Indemnified Person under this Section for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof other than reasonable costs of investigation; provided however, that in any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, the Guarantors and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

     (f) Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

     7. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

     8. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder in relation to the amounts of Securities that the other non-defaulting Initial Purchaser has agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

     (d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

     9. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) the fees and expenses of the Escrow Agent; (ix) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (x) 50% of the expense of any chartered aircraft jointly used in connection with the “road show” presentation to potential investors.

     (b) If the Company for any reason, except with respect to any defaulting Initial Purchaser, fails to tender the Securities for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Company or any of its subsidiaries is not fulfilled, (including but not limited to, termination arising under Section 7(ii)), the Company and each of the Guarantors jointly and severally agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

     10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

     11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

     12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

     13. Miscellaneous. (a) Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. and Lehman Brothers Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. and Lehman Brothers Inc. shall be binding upon the Initial Purchasers.

     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representatives c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212) 270-1063); Attention: Ken Lang and Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019 (fax: (212) 526-___); Attention: ___. Notices to the Company and the Guarantors shall be given to them at Standard Aero Holdings, Inc., 500-1780 Wellington Avenue, Winnipeg, Manitoba, Canada, (fax: (204) 784-9647); Attention: Andrew Shinn with a copy to Ian Blumenstein at Riverside Center, 275 Grove St., 4th Floor, Newton, MA 02466 (fax: (617) 663-5319). All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery or delivery by telecopy, on the date of such delivery if delivered by business hours on a business day, (ii) in the case of delivery of by nationally-recognized, overnight carrier, on the business day following dispatch and (iii) in the case of mailing, on the third business day following such mailing. The Company, the Guarantors and the Representatives may, by written notice to the others, designate additional or different addresses for subsequent notices or communications. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by the Representatives.

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[continued on next page]

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,
STANDARD AERO HOLDINGS, INC.
		By	/s/ Bradley Bertouille Name: Bradley Bertouille Title: Senior Vice President of Finance, Treasurer and Secretary
Accepted: August 17, 2004
J.P. MORGAN SECURITIES INC.
For itself and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.
By	[illegible] Authorized Signatory

Schedule 1

Initial Purchaser	Principal Amount

J.P. Morgan Securities Inc.	$100,00,000

Lehman Brothers Inc.	70,000,000

Credit Suisse First Boston LLC	30,000,000

Total	$200,000,000

Schedule 2

Subsidiaries

Name	Jurisdiction of Incorporation
Dunlop Standard Aerospace (US) Inc.	Delaware
Dunlop Standard Aerospace (US) Legal Inc.	Delaware
Standard Aero, Inc.	Delaware
Dunlop Aerospace Parts, Inc.	Delaware
Standard Aero (San Antonio) Inc.	Delaware
Standard Aero (Alliance) Inc.	Delaware
Standard Aero Canada, Inc.	Delaware
3091781 Nova Scotia Company	Nova Scotia
3091782 Nova Scotia Company	Nova Scotia
3091783 Nova Scotia Company	Nova Scotia
6269044 Canada Inc.	Canada
Standard Aero Limited	Canada
Not FM Canada Inc.	Canada
Dunlop Standard Aerospace (Nederland) BV	The Netherlands
Standard Aero BV	The Netherlands
Standard Aero de Mexico S.A. de CV	Mexico City, State of Mexico
Standard Aero (Asia) Pte Limited	Singapore
Standard Aero (Australia) Pty Limited	Australia

Schedule 3

Subsidiary Guarantors

Name	Jurisdiction of Incorporation
Dunlop Standard Aerospace (US) Inc.	Delaware
Dunlop Standard Aerospace (US) Legal Inc.	Delaware
Standard Aero, Inc.	Delaware
Dunlop Aerospace Parts, Inc.	Delaware
Standard Aero (San Antonio) Inc.	Delaware
Standard Aero (Alliance) Inc.	Delaware
Standard Aero Canada, Inc.	Delaware
3091781 Nova Scotia Company	Nova Scotia
3091782 Nova Scotia Company	Nova Scotia
3091783 Nova Scotia Company	Nova Scotia
Standard Aero Limited	Canada
Not FM Canada Inc.	Canada
Dunlop Standard Aerospace (Nederland) BV	The Netherlands
Standard Aero BV	The Netherlands

Exhibit A

FORM OF JOINDER AGREEMENT

J.P. Morgan Securities Inc.

Lehman Brothers Inc.
  As Representatives of the
  several Initial Purchasers listed
  in Schedule 1 of the
  Purchase Agreement (as defined below)
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

     Reference is made to the Purchase Agreement (the “Purchase Agreement”) dated August 17, 2004, initially among Standard Aero Holdings, Inc., a Delaware corporation (the “Company”), and the several parties named in Schedule 1 thereto (the “Initial Purchasers”), concerning the purchase of the Securities (as defined in the Purchase Agreement) from the Company by the Initial Purchasers. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

     The Company and each of the Guarantors listed on Schedule A hereto agree that this letter agreement is being executed and delivered in connection with the issue and sale of the Securities pursuant to the Purchase Agreement and to induce the Initial Purchasers to purchase the Securities thereunder and is being executed concurrently with the consummation of the Acquisition.

(i)	Joinder. Each of the parties hereto hereby agrees to be bound by the terms, conditions and other provisions of the Purchase Agreement with all attendant rights, duties and obligations stated therein, on a joint and several basis with the parties hereto and thereto, with the same force and effect as if originally named as a Guarantor therein and as if such party executed the Purchase Agreement on the date thereof.

(ii)	GOVERNING LAW. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(iii)	Counterparts. This letter agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(iv)	Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(v)	Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

2

     If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance of this letter agreement by signing in the space provided below, whereupon this letter agreement will become a binding agreement between the Guarantors party hereto and the several Initial Purchasers in accordance with its terms.

STANDARD AERO HOLDINGS, INC.

By:	Name:
Title:
DUNLOP STANDARD AEROSPACE (US) INC.

By:	Name:
Title:
DUNLOP STANDARD AEROSPACE (US) LEGAL INC.

By:	Name:
Title:
STANDARD AERO, INC.

By:	Name:
Title:
DUNLOP AEROSPACE PARTS, INC.

By:	Name:
Title:
STANDARD AERO (SAN ANTONIO) INC.

By:	Name:
Title:
STANDARD AERO (ALLIANCE) INC.

3

By:	Name:
Title:
STANDARD AERO CANADA, INC.

By:	Name:
Title:
3091781 NOVA SCOTIA COMPANY

By:	Name:
Title:
3091782 NOVA SCOTIA COMPANY

By:	Name:
Title:
3091783 NOVA SCOTIA COMPANY

By:	Name:
Title:
STANDARD AERO LIMITED

By:	Name:
Title:
NOT FM CANADA INC.

By:	Name:
Title:

4

DUNLOP STANDARD AEROSPACE (NEDERLAND) BV

By:	Name:
Title:
STANDARD AERO BV

By:	Name:
Title:

5

SCHEDULE A TO THE
JOINDER AGREEMENT

LIST OF GUARANTORS

Dunlop Standard Aerospace (US) Inc.
Dunlop Standard Aerospace (US) Legal Inc.
Standard Aero, Inc.
Dunlop Aerospace Parts, Inc.
Standard Aero (San Antonio) Inc.
Standard Aero (Alliance) Inc.
Standard Aero Canada, Inc.
3091781 Nova Scotia Company
3091782 Nova Scotia Company
3091783 Nova Scotia Company
Standard Aero Limited
Not FM Canada Inc.
Dunlop Standard Aerospace (Nederland) BV
Standard Aero BV

Exhibit B-1

[Form of Registration Rights Agreement]

Exhibit B-2

[Form of Joinder to Registration Rights Agreement]

ANNEX A

Restrictions on Offers and Sales Outside the United States

     In connection with offers and sales of Securities outside the United States:

     (a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

     (b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

     (i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of the Initial Distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or in accordance with Section 1(b)(iii)(A) of this Agreement or any other available exemption from registration under the Securities Act.

     (ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

     (iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

     (iv) Such Initial Purchaser has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

     (c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

     (i) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose

1

ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended);

     (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

     (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

     (d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

2

Annex B-1

STANDARD AERO HOLDINGS, INC.

OFFICERS’ CERTIFICATE PURSUANT TO THE PURCHASE AGREEMENT

August [_], 2004

     We, ___and ___, the duly appointed [Chief Executive Officer] and [President] of Standard Aero Holdings, Inc., a Delaware corporation (the “Company”), pursuant to Section 5(d) of the Purchase Agreement, dated August ___, 2004 (the “Purchase Agreement”), among the Company and the purchasers named therein (the “Initial Purchasers”), HEREBY CERTIFY, on behalf of the Company, that, as of the date hereof and to the best of our knowledge after reasonable investigation:

     1. Each of the respective signers of this certificate has carefully examined the final offering memorandum of the Company, dated August ___, 2004 (the “Offering Memorandum”); in his opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     2. The representations and warranties of the Company contained in the Purchase Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof;

     3. The Company has complied with all agreements and satisfied all conditions on each of their parts to be performed or satisfied under the Purchase Agreement on or prior to the Closing Date;

     4. Except as described in the Offering Memorandum, including the description of the use of all net proceeds of this offering together with the initial borrowings under the new credit facility, subsequent to the execution and delivery of the Purchase Agreement on August 17, 2004, (i) there has not been any change in the capital stock or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial position, or results of operations of the Company and its subsidiaries, taken as a whole after giving effect to the consummation of the Acquisition; (ii) neither the Company nor the Acquired Business has entered into or currently intends to enter into any transaction or agreement that is material to the Company or the Acquired Business taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company or the Acquired Business taken as a whole; and (iii) neither the Company nor the Acquired Business has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Memorandum.

     5. Subsequent to the execution and delivery of the Purchase Agreement on August 17, 2004, (i) no downgrading has occurred in the rating accorded the Securities or any other debt

1

securities or preferred stock issued or guaranteed by the Company by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization has publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

     6. The undersigned is duly authorized to deliver this certificate and is familiar with the financial statements and financial affairs of the Company, the Acquired Business, the offering and sale of the Notes and the use of proceeds from the sale of the Notes as set forth in the Offering Memorandum dated August 17, 2004 of the Company (the “Offering Memorandum”).

     7. Latham & Watkins LLP and Simpson Thacher & Bartlett LLP are entitled to rely on this certificate in connection with the opinions that such firms are rendering pursuant to clauses (g) and (h) of Section 5, respectively, of the Purchase Agreement.

2

     IN WITNESS WHEREOF, we have hereunto signed our names as of the ___day of August, 2004.

STANDARD AERO HOLDINGS, INC.

By	Name: Title:
By	Name: Title:

3

Annex B-2

[Insert names of SUBSIDIARY GUARANTORS]

OFFICER’S CERTIFICATE PURSUANT TO
THE PURCHASE AGREEMENT

August [_], 2004

     I, [                     ], an executive officer of each of the guarantors listed in Schedule X attached hereto (each, a “Subsidiary Guarantor”), pursuant to Section 5(e) of the Purchase Agreement, dated August ___, 2004 (the “Purchase Agreement”), among Standard Aero Holdings, Inc. (the “Company”), the subsidiary guarantors parties thereto (after giving effect to the Joinder Agreement (as defined therein)) and the purchasers named therein (the “Initial Purchasers”) HEREBY CERTIFY, on behalf of each Subsidiary Guarantor, that, as of the date hereof and to the best of my knowledge after reasonable investigation:

     1. The representations and warranties of each Subsidiary Guarantor contained in the Purchase Agreement (after giving effect to the Joinder Agreement (as defined therein)) are true and correct with the same force and effect as if originally named as a Subsidiary Guarantor therein and as if such party executed the Purchase Agreement on the date thereof on and as of the date hereof with the same effect as if made on the date hereof;

     2. Each Subsidiary Guarantor has complied with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied under the Purchase Agreement on or prior to the consummation of the Acquisition;

     3. (a) Latham & Watkins LLP, (b) Simpson Thacher & Bartlett LLP and (c) any other legal counsel acting on behalf of each Subsidiary Guarantor are entitled to rely on this certificate in connection with the opinions that such firms are rendering pursuant to Sections 5(g) and 5(h), respectively, of the Purchase Agreement.

[continued on next page]

1

     IN WITNESS WHEREOF, I have hereunto signed my name as of the ___day of August, 2004.

[INSERT NAMES OF SUBSIDIARY GUARANTORS]

By	Name: Title:

2

Annex B-3

[FORM OF MANAGEMENT COMFORT LETTER]

Standard Aero Management Comfort Letter

J.P. Morgan Securities Inc.	August ___, 2004
Lehman Brothers Inc.
Credit Suisse First Boston
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

          Reference is made to the offering by Standard Aero Holdings, Inc., a Delaware corporation (the “Issuer”) of 8 1/4% Senior Subordinated Notes due 2014, pursuant to the terms of the Purchase Agreement, dated August 20, 2004 (the “Purchase Agreement”) among the Issuer and the Initial Purchasers named therein. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement. Each of the undersigned, David Shaw and Bradley Bertouille, duly appointed Chief Executive Officer and Senior Vice-President, Finance and Administration of the Issuer, pursuant to Section 5(d) of the Purchase Agreement, hereby certifies on behalf of the Issuer that, as of the date hereof:

          1. The circled information (the “Information”) from the Issuer’s Offering Memorandum dated August 20, 2004 (the “Offering Memorandum”), and attached hereto as Annex A is derived from the books and records of the ERO division of Dunlop Standard Aerospace Group Limited (the “Company”) and the Information is correct and accurate in all material respects.

          2. I have discussed the adjustments necessary to convert the audited financial statements of the Company from U.K. generally accepted accounting principles to accounting principles generally accepted in the United States with PricewaterhouseCoopers LLP.

          3. I discussed the basis of my determination of the pro forma adjustments contained in the section of the Offering Memorandum entitled “Unaudited pro forma combined financial data” with PricewaterhouseCoopers LLP.

          4. For the period from July 1, 2004 to August 17, 2004, there were no decreases, as compared with the corresponding period in the preceding year, in total combined revenues, income from operations or EBITDA, except in all instances that the Offering Memorandum discloses have occurred or may occur.

1

Dated as of this __ day of August, 2004.

STANDARD AERO HOLDINGS, INC.

By:

Name: David Shaw
Title: Chief Executive Officer
By:

Name: Bradley Bertouille
Title: Senior Vice-President,
Finance and Administration

2

Annex C-1

STANDARD AERO HOLDINGS, INC.

SECRETARY’S CERTIFICATE PURSUANT TO THE PURCHASE AGREEMENT

August [_], 2004

          The undersigned, the duly elected or appointed Secretary of Standard Aero Holdings, Inc., a Delaware corporation (the “Company”), DOES HEREBY CERTIFY on behalf of the Company that:

          (i) Attached hereto as Exhibit A is a true, correct and complete copy of the certificate of incorporation of the Company (the “Charter”). Since                     , there have been no amendments to the Charter and other than in connection with the Acquisition (as defined in the Offering Memorandum (as defined herein)), no proceeding has been commenced for the merger, consolidation, dissolution or liquidation of the Company or the sale of all or substantially all of its assets and there has not been commenced or threatened any action or proceeding threatening the Company’s existence or which would result in the forfeiture of the Charter. In addition, the Company has duly and timely paid all franchise taxes and other fees required to be paid to, and has duly and timely filed all annual franchise tax reports with, the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law.

          (ii) Attached hereto as Exhibit B is a true, correct and complete copy of the By-laws of the Company as in effect on                      and at all times through and including the date hereof.

           (iii) Attached hereto as Exhibits C-1 and C-2 are true, correct and complete copies, respectively, of (a) the resolutions dated                      by the Board of Directors of the Company (the “Board of Directors”) and (b) the resolutions dated                      by the Pricing Committee of the Board of Directors authorizing the issuance, offer and sale of up to $200,000,000 aggregate principal amount of 8 1/4% Senior Subordinated Notes due 2014 (the “Notes”) and related matters, including, without limitation, the authorization of (a) the execution and issuance of the Notes; (b) the qualification of the Notes for offer and sale under state securities laws or the perfection of an exemption therefrom; (c) the sale of the Notes pursuant to the Purchase Agreement dated August 17, 2004 (the “Purchase Agreement”) by and among the Company, (after giving effect to the Joinder Agreement) the guarantors party thereto (the “Guarantors”) and the purchasers named therein (the “Initial Purchasers”), and all other transactions with respect to the Notes contemplated thereby; (d) the execution of the Registration Rights Agreement dated as of August 20, 2004 (the “Registration Rights Agreement”) by and among the Company and the Initial Purchasers, and all other transactions with respect to the Notes contemplated thereby; (e) the execution of the Escrow Agreement dated as of August 20, 2004 (the “Escrow Agreement) by and among the Company, the Initial Purchasers and the escrow agent; (f) the execution of the Indenture dated as of August ___, 2004 (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association and all other transactions with respect to the Notes contemplated thereby; (g) the formation of the Pricing Committee; (h) the preparation of a preliminary offering memorandum dated August 9, 2004 (the “Preliminary Offering Memorandum”); and (i) the preparation of a final offering memorandum dated August 17, 2004 (the “Offering Memorandum”). The aforementioned resolutions have not been amended, rescinded or modified since their adoption and execution, remain in full force and effect as of the date hereof and represent the only resolutions adopted or action taken by, or on behalf of, the Board of Directors or any committee thereof relating to the matters described above.

1

          (iv) Each of the Indenture dated as of August 20, 2004 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), the Purchase Agreement dated August 17, 2004 (the “Purchase Agreement”) among the Company, the Guarantors and the initial purchasers listed therein (the “Initial Purchasers”), the Escrow Agreement dated August 20, 2004 (the “Escrow Agreement”) among the Company, the Initial Purchasers and the escrow agent, and the Registration Rights Agreement dated August 20, 2004 (the “Registration Rights Agreement”) among the Company and the Initial Purchasers, as executed and delivered by the Company, is substantially in the form approved by the Board of the Company or the Pricing Committee thereof pursuant to the resolutions referred to in paragraph (iii) above, and have been duly authorized, executed and delivered by the Company.

          (v) Attached hereto as Exhibit D are true, correct and complete copies of the executed global notes representing the Notes, in the form approved by the Board of Directors or the Pricing Committee thereto.

          (vi) Each person who, as a director or officer of the Company or an attorney-in-fact of such director or officer, signed (a) the Purchase Agreement, (b) the Escrow Agreement, (c) the Registration Rights Agreement, (d) the Indenture, (e) the Notes and (f) the other documents or certificates delivered by, as of or on the date hereof in connection with the closing of the sale of the 8 1/4% Senior Subordinated Notes due 2014, including to the Trustee, was duly elected and qualified as an officer or director or was duly appointed as an attorney-in-fact of such duly elected and qualified director or officer, as the case may be, of the Company and held the office or offices indicated thereon on the date of, and was duly authorized to take such action, and each signature of such signing officer is his or her genuine signature.

          (vii) The minute books of the meetings and actions of the Board of Directors, all committees thereof and the stockholders of the Company which have been made available to Latham & Watkins LLP and Simpson Thacher and Bartlett LLP are the original minute books of the Company or exact copies thereof, and contain all minutes of such meetings and actions from through the date on which Latham & Watkins LLP and Simpson Thacher & Bartlett LLP last reviewed such books other than such meetings for which no minutes are available, in which case drafts of minutes, notes as to proceedings at such meetings and agendas have been made available to such counsel; and

          (viii) Latham & Watkins LLP and Simpson Thacher & Bartlett LLP are entitled to rely on this certificate in connection with the opinions that such firms are rendering pursuant to clauses (g) and (h) of Section 5, respectively, of the Purchase Agreement.

[continued on next page]

2

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

STANDARD AERO HOLDINGS, INC.

By

Name:

	Title:	Secretary

          The undersigned, the duly qualified [insert title] of the Company, DOES HEREBY CERTIFY that [insert name of Secretary] is the duly elected or appointed Secretary of the Company, and that the signature set forth above [his][her] name is [his][her] true signature.

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

Name:

Title:

3

Annex C-2

[Insert names of SUBSIDIARY GUARANTORS]

SECRETARY’S CERTIFICATE PURSUANT TO
THE PURCHASE AGREEMENT

August [_], 2004

     Pursuant to Section 5(e) of the Purchase Agreement, dated as of August 17, 2004 (the “Purchase Agreement”), among the Standard Aero Holdings, Inc. (the “Company”), and after giving effect to the Joinder Agreement, the subsidiary guarantors parties thereto and the purchasers named therein, the undersigned, the duly elected or appointed Secretary of each of the guarantors listed in Schedule Y attached hereto (each, a “Subsidiary Guarantor”) DOES HEREBY CERTIFIES on behalf of each Subsidiary Guarantee that:

     (i) Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation or Certificate of Formation, as applicable (each, a “Charter”), of each Subsidiary Guarantor as in effect on the date hereof. Since the date that each such Charter was certified by the Secretary of State of the States of ___, there have been no amendments to such Charter, no proceeding has been commenced for the merger, consolidation, dissolution or liquidation of such Subsidiary Guarantor or the sale of all or substantially all of such Subsidiary Guarantor’s assets and there has not been commenced or threatened any action or proceeding threatening such Subsidiary Guarantor’s existence or which would result in the forfeiture of the Charter. In addition, each Subsidiary Guarantor has duly paid all franchise and business taxes and other fees to, and has duly filed all annual corporation franchise tax returns with the appropriate state agencies pursuant to applicable state law;

     (ii) Attached hereto as Exhibit B is a true, correct and complete copy of the By-laws or Operating Agreement of each Subsidiary Guarantor as in effect on the date hereof;

     (iii) Attached hereto as Exhibit C is a true, correct and complete copy of resolutions dated ___by the Board of Directors of each Subsidiary Guarantor pertaining to the guarantee by each Subsidiary Guarantor of an offering of 8 1/4% Senior Subordinated Notes due 2014 to be issued by Standard Aero Holdings, Inc. in a transaction exempt from registration under the Securities Act of 1933, as amended, and related matters. The aforementioned resolutions have not been amended, rescinded or modified since their adoption and execution, remain in full force and effect as of the date hereof and represent the only resolutions adopted or action taken by, or on behalf of, the Subsidiary Guarantor relating to the matters described above;

     (iv) Each of (a) the Indenture, dated as of August 20, 2004 (the “Indenture”) as supplemented by the Supplemental Indenture dated      , 2004 among the Company, the guarantors listed therein (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (b) the Purchase Agreement dated of August 17, 2004 (the “Purchase Agreement”) after giving effect to the Joinder Agreement among the Company, the Guarantors and the initial purchasers listed therein (the “Initial Purchasers”) and (c) the Registration Rights Agreement, dated as of August 20, 2004 (the “Registration Rights Agreement”) after giving effect to the Joinder to the Registration Rights Agreement among the Company, the Guarantors and the Initial Purchasers, as executed and delivered by each of the Subsidiary Guarantors, are substantially in the form approved by each of the Board of

1

Directors pursuant to the resolutions referred to in paragraph (iii) above, and have been duly authorized, executed and delivered by each of the Subsidiary Guarantors;

     (v) Attached hereto as Exhibit D are the names, titles and genuine signatures of the officers or an attorney-in-fact of such officer of each Subsidiary Guarantor executing (a) the Indenture, including the guarantees, (b) the Purchase Agreement, (c) the Registration Rights Agreement and (d) the other documents or certificates delivered by, as of or on the date hereof in connection with the closing of the sale of the 8 1/4% Senior Subordinated Notes due 2014, including to the Trustee. Each of the people listed on Exhibit D was duly elected and qualified as an officer or was duly appointed as an attorney-in-fact of such duly elected and qualified officer of each Subsidiary Guarantor and held the office or offices indicated thereon on the date of, and was duly authorized to take, such action;

     (vi) The minute books of the meetings and actions of the Board of Directors, all committees thereof and the stockholders of each of the Subsidiary Guarantors which have been made available to Latham & Watkins LLP and Simpson Thacher & Bartlett LLP, are the original minute books of the Subsidiary Guarantors or exact copies thereof, and contain all minutes of such meetings and actions through the date on which Latham & Watkins LLP and Simpson Thacher & Bartlett LLP last reviewed such books other than such meetings for which no minutes are available, in which case drafts of minutes, notes as to proceedings at such meetings and agendas have been made available to such counsel; and

     (vii) (a) Latham & Watkins LLP and (b) Simpson Thacher & Bartlett LLP are entitled to rely on this certificate in connection with the opinions that such firms are rendering pursuant to Sections 5(g) and 5(h), respectively, of the Purchase Agreement.

[continued on next page]

2

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

[INSERT NAMES OF SUBSIDIARY GUARANTORS]

By: ______________________________________
Name:
Title:    Secretary

     The undersigned, the duly qualified [insert title] of each Subsidiary Guarantor, DOES HEREBY CERTIFY that [insert name of Secretary] is the duly elected or appointed Secretary of each Subsidiary Guarantor and that the signature set forth above [his][her] name is [his][her] true signature.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

________________________________________
Name:
Title:

3

Annex D-1

Form of Opinion of Latham & Watkins LLP
[As of the Closing Date]

1

Annex D-2

Form of Opinion of Latham & Watkins LLP
As of the Acquisition Closing

Annex D-3

Form of Opinion of Special Local Counsel

     1. The [Name of Foreign Guarantor] (the “Foreign Guarantor”) is a corporation or limited liability company validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with the corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Based solely on certificates from public officials, such counsel confirms that the Foreign Guarantor is qualified to do business in the jurisdiction of its incorporation or organization as set forth on Schedule A to this opinion letter.

     2. The Joinder Agreement has been duly authorized, executed and delivered by the Foreign Guarantor and constitutes a valid and legally binding agreement of the Foreign Guarantor enforceable against the Foreign Guarantor in accordance with its terms.

     3. The Supplemental Indenture has been duly authorized, executed and delivered by the Foreign Guarantor.

     4. The Guarantees to be endorsed on the Notes (and the Exchange Notes) have been duly authorized by the Foreign Guarantor.

     5. The Joinder to the Registration Rights Agreement has been duly authorized, executed and delivered by the Foreign Guarantor.

     6. The execution and delivery by the Foreign Guarantor of the Supplemental Indenture, the Joinder Agreement and the Joinder to the Registration Rights Agreement, and the issuance of the Guarantees by the Foreign Guarantor, will not (x) result in a violation by the Foreign Guarantor of its Certificate of Incorporation or other operating agreement or Bylaws or (y) violate any [name of Jurisdiction] statute, rule or regulation applicable to the Foreign Guarantor.